UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 16, 2019

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 per share	MAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On May 16, 2019, at the annual meeting of stockholders (the “Annual Meeting”) of Mattel, Inc. (“Mattel”), Mattel’s stockholders approved the Second Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan (the “Plan Amendment”). The Plan Amendment, effective May 16, 2019, amends the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan (as amended, the “Plan”).

The purpose of the Plan is to promote the interests of Mattel and its stockholders by enabling Mattel to offer an opportunity to employees, non-employee directors and consultants to receive grants of equity-based and cash-based incentive awards, so as to better attract, retain, and reward them, to align their interests with those of stockholders, and to provide them with an incentive for outstanding performance to generate superior returns to Mattel stockholders.

The Plan Amendment increases the maximum number of shares that may be issued pursuant to the Plan by 14 million shares, enabling Mattel to continue to use the Plan as a critical tool to attract, motivate, reward, and retain its key employees and directors. In addition, the Plan Amendment makes the following key changes to the Plan, incorporating key compensation and governance best practices: (i) revises the full-value share debiting rate for awards granted on or after March 1, 2019 from three-to-one to two and seven-tenths-to-one; (ii) implements an annual non-employee director compensation limit of $750,000 applicable to both cash and equity compensation; and (iii) clarifies the change in control provisions of the Plan relating to when an award will be treated as assumed for purposes of determining the extent to which vesting will be accelerated in connection with a change in control of Mattel or a qualifying termination of employment following a change in control.

The foregoing summary description of the Plan Amendment is qualified in its entirety by reference to the actual terms of the Plan Amendment, a copy of which is attached as Appendix A to Mattel’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 4, 2019 (the “Proxy Statement”).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 16, 2019.

All of the nominees for director listed in Proposal 1 in the Proxy Statement were elected by a majority of the votes cast, as follows:

Name of Nominee	Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
R. Todd Bradley	304,187,130	1,650,139	286,699	22,485,568
Adriana Cisneros	305,131,757	717,699	274,512	22,485,568
Michael J. Dolan	259,489,022	46,432,777	202,169	22,485,568
Ynon Kreiz	301,937,503	3,900,540	285,925	22,485,568
Soren T. Laursen	303,300,160	2,633,707	190,101	22,485,568
Ann Lewnes	304,490,058	1,340,549	293,361	22,485,568
Roger Lynch	305,162,862	678,275	282,831	22,485,568
Dominic Ng	270,320,345	35,613,389	190,234	22,485,568
Dr. Judy D. Olian	304,893,106	1,061,489	169,373	22,485,568
Vasant M. Prabhu	302,128,819	3,796,396	198,753	22,485,568

Proposal 2, a proposal to ratify the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2019, was approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
323,599,277	4,678,238	332,021	N/A

Proposal 3, a proposal to approve, on a non-binding, advisory basis, the compensation of Mattel’s named executive officers, was approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
266,550,649	39,226,317	347,002	22,485,568

Proposal 4, a proposal to approve the Second Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan, was approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
257,262,971	48,483,114	377,883	22,485,568

Proposal 5, a stockholder proposal regarding an amendment to stockholder proxy access, was not approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
104,643,357	200,941,824	538,787	22,485,568

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit(s)	Filing Date

10.1	Second Amendment to Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan	DEF 14A	001-05647	Appendix A	April 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

Dated: May 21, 2019	By:	/s/ Robert Normile
	Name:	Robert Normile
	Title:	Executive Vice President, Chief Legal Officer and Secretary